Exhibit 99.1

PRELIMINARY FORM OF

WRITTEN CONSENT OF

BGC PARTNERS, INC.

This written consent is solicited by the board of directors of BGC Partners, Inc.,

a Delaware corporation (“BGC Partners”)

The BGC Partners board of directors recommends that

you consent to approve ALL of the proposals set forth below.

Please return this written consent no later than [                ] p.m. (Eastern Time) on [                ], 2023, which is the deadline BGC Partners has set for receipt of written consents. The shares will be tabulated and voted FOR or AGAINST the proposal as you indicate below. Any written consent not returned will have the same effect as vote AGAINST the proposals set forth below. Any written consent signed and returned without indicating a decision on the proposals set forth below will be voted FOR the proposals.

The undersigned, being a holder of record as of the close of business on May 19, 2023 of shares of Class A common stock, par value $0.01 (“BGC Partners Class A Common Stock”), and/or Class B common stock, par value $0.01 of BGC Partners (“BGC Partners Class B Common Stock” and, together with BGC Partners Class A Common Stock, “BGC Partners Common Stock”) hereby consents, by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, to the actions as set forth below with respect to all of the aforementioned shares of BGC Partners Common Stock that the undersigned holds of record as of the close of business on May 19, 2023.

The undersigned acknowledges receipt of the consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 (No. 333-271168) of BGC Group, Inc., a Delaware corporation (“BGC Group”), which more fully describes the proposals below.

Proposal 1:	To adopt the Corporate Conversion Agreement, dated as of November 15, 2022, as amended on March 29, 2023, by and among BGC Partners, Inc., BGC Holdings, L.P., BGC Partners GP, LLC, BGC Group, Inc., BGC Partners II, Inc., BGC Partners II, LLC, BGC Holdings Merger Sub, LLC and Cantor Fitzgerald, L.P., as further described in the consent solicitation statement/prospectus.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal	2:	To approve the assumption by BGC Group, Inc. of the Eighth Amended and Restated BGC Partners, Inc. Long-Term Incentive Plan, as amended and restated as the BGC Group, Inc. Long-Term Incentive Plan, as further described in the consent solicitation statement/prospectus.

FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve the following four separate proposals to approve the following provisions in the amended and restated certificate of incorporation of BGC Group to be in effect as of the closing that are different from the current provisions in the amended and restated certificate of incorporation of BGC Partners:

Proposal 3(a):	To approve a provision that the number of authorized shares of BGC Group Class A common stock shall be 1,500,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(b):	To approve a provision that the number of authorized shares of BGC Group Class B common stock shall be 300,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(c):	To approve a provision providing for exculpation to officers of BGC Group pursuant to Section 102(b)(7) of the Delaware General Corporation Law.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(d):	To approve a provision providing that Delaware courts shall be the exclusive forum for certain matters.

FOR ☐	AGAINST ☐	ABSTAIN ☐

[Signature Page Follows]

IMPORTANT: PLEASE DATE AND SIGN THIS WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this written consent promptly to BGC Partners by logging onto www.proxyvote.com or by mailing your written consent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717

IF AN INDIVIDUAL		IF AN ENTITY

Complete Name of Entity:

By:		By:
Name:		Name:
Title:		Title:
Date:	, 2023	Date:	, 2023